Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

DrugMax, Inc.

Tampa, Florida

We hereby consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to this Registration Statement No. 333-115113 of our reports dated June 18, 2004, except for Note 9, which is as of June 30, 2004 relating to the 2004 and 2003 consolidated financial statements and financial statement schedule of DrugMax, Inc. appearing in the Company’s Annual Report on Form 10-K and Form 10-K/A for the year ended March 31, 2004.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP
BDO Seidman, LLP Miami, Florida January 3, 2005